Exhibit 10.3

LOAN SALE AND CONTRIBUTION AGREEMENT

between

SARATOGA INVESTMENT CORP.,

as Seller

and

SARATOGA INVESTMENT FUNDING II LLC,

as Purchaser

Dated as of November 6, 2025

SCHEDULES AND EXHIBITS

Schedule A	-	Schedule of Collateral Loans

Schedule B	-	Seller Information

Exhibit A	-	Form of Purchase Notice

-i-

This LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of ________, 2025 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between SARATOGA INVESTMENT CORP., a Maryland corporation, as seller (in such capacity, the “Seller”), and SARATOGA INVESTMENT FUNDING II LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans, bonds and related assets existing on the Closing Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans, bonds and related assets to the Purchaser from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, transfer, assign and contribute such loans, bonds and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Credit and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, the Seller, in its capacity as Collateral Manager, the Seller, in its capacity as Equityholder, the Lenders from time to time party hereto, Valley National Bank, as administrative agent (the “Administrative Agent”), and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), as collateral custodian (the “Custodian”) and as collateral administrator (the “Collateral Administrator”).

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute, substitute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indemnified Amounts” has the meaning in Section 2.3.

“Indemnified Party” has the meaning set forth in Section 2.3.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase Amount” means, for any Warranty Collateral Loan for which a payment or substitution is being made pursuant to this Agreement as of any time of determination, an amount equal to the Purchase Price paid by the Purchaser for such Collateral Loan less all payments of Principal Proceeds received in connection with such Collateral Loan since the date it became a Transferred Collateral Loan plus any accrued and unpaid interest thereon since the last Payment Date.

“Schedule of Collateral Loans” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Loans and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Loans” means each Collateral Loan Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Loans” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding.”

SECTION 1.4 Interpretation.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Credit Agreement or any other Facility Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Singular words shall connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate.

(c) The words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof.

(d) The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

(e) References in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

(f) Any definition of or reference to this Agreement or any other Facility Document, agreement, instrument or other document shall be construed as referring to this Agreement or such other Facility Document, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Facility Document).

(g) Any reference in this Agreement or any Facility Document, including the introduction and recitals to this Agreement or such Facility Document, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement).

(h) Any reference to any Law or regulation herein shall refer to such Law or regulation as amended, modified or supplemented from time to time.

(i) Any use of the term “knowledge” in this Agreement shall mean knowledge after due inquiry.

(j) An Event of Default shall be deemed to be continuing until it is cured or waived in accordance with Section 12.01 of the Credit Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser, without recourse except to the extent specifically provided herein, on the Closing Date, and the Purchaser agrees to purchase or receive as a contribution, as applicable, from the Seller on the Closing Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Loan listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, collectively, the “Schedule of Collateral Loans”), together with all other Related Security and all proceeds of the foregoing and (ii) to transfer, or cause the deposit into, the Collection Account of all Collections received by the Seller on account of any of such Transferred Assets on and after the Closing Date within two Business Days of the receipt thereof. The Seller hereby acknowledges that the Initial Conveyance is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b) In the event the Purchaser agrees, from time to time after the Closing Date but prior to an Event of Default, to acquire additional Collateral Loans (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Exhibit A hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedules of Collateral Loans identifying the Collateral Loan and Related Security proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Seller shall (i) Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall purchase or receive, as applicable, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Loan then reported by the Seller on the Schedule of Collateral Loans attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing and (ii) to transfer, or cause the deposit into, the Collection Account of all Collections received by the Seller on account of any Transferred Assets hereunder on and after the Purchase Date with respect to such Transferred Assets within two Business Days of the receipt thereof. The Seller hereby acknowledges that each Subsequent Conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(c) On and after each Purchase Date hereunder, the Purchaser shall own the Transferred Assets Conveyed by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Transferred Assets.

(d) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest (and such security interest is hereby assigned by the Purchaser to the Collateral Agent, for the benefit of the Secured Parties) in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing, (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Transferred Assets and such other items of property constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Facility Documents and under the underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(e) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(f) Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Transferred Assets (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Underlying Loan Agreement for Delayed Drawdown Collateral Loans). No such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Party) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Conveyance of the Transferred Assets by the Seller to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Secured Parties), of any obligation of the Seller, as lead agent, collateral agent or paying agent under any Collateral Loan which is agented by a Person as part of a syndicated loan transaction.

(g) Actions of the Seller in connection with each Conveyance.

(i) In connection with each Conveyance of a Transferred Asset hereunder, the Seller (on behalf of the Purchaser) shall deliver, or cause to be delivered, the Collateral Loan Documents and any other required documents in accordance with the Credit Agreement.

(ii) The Seller shall provide all information, and any other reasonable assistance, to Custodian and the Collateral Agent necessary for the Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of each Transferred Asset Conveyed hereunder in accordance with the terms of the Credit Agreement.

(iii) In connection with each Conveyance of a Transferred Asset hereunder, the Seller hereby grants to each of the Purchaser and its assigns, the Administrative Agent, the Lenders, the Collateral Agent and the Custodian an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Transferred Assets, to the extent necessary to administer the Transferred Assets, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto; provided that, should the consent of any licensor of such software be required for the grant of the license described herein to be effective, the Seller hereby agrees that upon the reasonable request of the Purchaser or its assignees, the Administrative Agent, the Custodian or the Collateral Agent, the Seller shall use its commercially reasonable efforts for up to 60 days to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the Final Maturity Date and shall terminate on the date this Agreement terminates in accordance with its terms. The Seller shall take such action reasonably requested by the Purchaser or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser and its assigns under the Credit Agreement have an enforceable ownership or security interest, as applicable, in each Transferred Asset Conveyed by the Seller as contemplated by this Agreement.

(iv) In connection with the acquisition by the Purchaser of each Transferred Asset as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its books and records, that such Transferred Asset has been acquired by the Purchaser in accordance with this Agreement.

(v) The Seller shall, at all times, continue to fulfill its obligations under, and in strict conformance with the terms of all Underlying Loan Agreements (other than with respect to funding obligations to Obligors in connection with Delayed Drawdown Collateral Loans) related to any Transferred Assets transferred hereunder.

(vi) The Seller acknowledges with respect to itself that the representations and warranties of the Seller in Article IV hereof and the covenants of the Seller in Article V hereof, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Seller), the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties and covenants as set forth in this Agreement.

SECTION 2.2 [Reserved].

SECTION 2.3 Indemnification.

(a) Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify, on an after-tax basis, the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of (i) any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby or (ii) any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty made by the Seller hereunder, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such Obligor’s creditworthiness or (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor.

(b) Any amounts subject to the indemnification provisions of this Section 2.3 shall be paid by the Seller to the relevant Indemnified Party within five Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 2.3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) Indemnification under this Section 2.3 shall be in an amount necessary to make the relevant Indemnified Party whole after taking into account any tax consequences to such Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by such Indemnified Party.

(e) The obligations of the Seller under this Section 2.3 shall survive the termination of this Agreement.

(f) The Seller acknowledges that, pursuant to the Credit Agreement, the Purchaser shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Section 2.3(f) shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Section 2.3.

SECTION 2.4 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Collateral Loan be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of a Collateral Loan as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Collateral Loan in accordance with the terms of the Related Documents may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase a Collateral Loan) is assigning such Collateral Loan directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfers of the related Collateral Loan by the Seller to the Purchaser in accordance with the terms of this Agreement. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the Related Documents may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price and/or the amount of contribution, as applicable, for the Transferred Assets Conveyed on each Purchase Date (the “Purchase Price”) shall be in an amount in the applicable Eligible Currency equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date. Each of the Purchaser and the Seller hereby agree that the fair market value of each Collateral Loan Conveyed hereunder as of the related Purchase Date shall not be less than the Assigned Value thereof as of the applicable Acquisition Date multiplied by the principal balance of such Collateral Loan.

SECTION 3.2 Payment of Purchase Price. (a) The Purchase Price shall be paid on the related Purchase Date (a) first, by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Loans to be Conveyed on such Purchase Date and (ii) during the period from the Closing Date until the Commitment Termination Date, amounts on deposit in the Collection Account pursuant to Section 9.01(a) of the Credit Agreement and (b) second, to the extent not paid in cash, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.

(b) Upon the payment of the Purchase Price for any Conveyance, title to the Transferred Assets included in such Conveyance shall vest in the Purchaser, whether or not the conditions precedent to such Conveyance and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Due Organization; Power and Authority. The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. The Seller is validly existing and in good standing under the laws of its jurisdiction of incorporation. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any material indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any material order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in any material contractual obligation or any material agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, and made all Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Seller of its obligations under this Agreement and the other Facility Documents to which it is a party, other than such UCC financing statements to be filed in connection with the execution and delivery of the Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the pledge of the Transferred Assets by the Seller under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. The Seller has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except as would not reasonably be expected to have a Material Adverse Effect. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises necessary for the conduct of its business.

(g) Sanctions; Anti-Corruption Laws; and Anti-Money Laundering Laws. Neither the Seller nor any of its Affiliates is a Sanctioned Person or is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. The Seller is in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

(h) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified on Schedule B, or such other locations notified to the Purchaser in accordance with this Agreement. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(i) Backup Security Interest. Notwithstanding that it is the express intent of the parties hereto that each Conveyance of Transferred Assets hereunder be an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser, in the event that the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, pursuant to the all-assets lien granted by the Purchaser to the Collateral Agent under the Credit Agreement, as secured party, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Seller; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements, all of such Security Entitlements have been credited to the Custodian Account; the Seller owns and has good and marketable title to the Transferred Assets acquired by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received all consents and approvals required by the terms of any Collateral Loan to the sale and granting of a security interest in the Collateral Loans hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected, including by filing a financing statement pursuant to Article 9 of the UCC as in effect in Maryland; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Credit Agreement, will be delivered to the Custodian; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Custodian, together with an undated stock power executed in blank.

(j) Fair Consideration; No Avoidance for Collateral Loan Payments. With respect to each Transferred Collateral Loan Conveyed hereunder, the Seller Conveyed such Transferred Collateral Loan to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value or, to the extent that the fair market value of any Transferred Collateral Loan exceeds the amount of any such payment so received by the Seller from the Purchaser, the Seller has made a capital contribution to the Purchaser of such portion of such Transferred Collateral Loan. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(k) Eligibility of Transferred Collateral Loans. Each Transferred Collateral Loan that is Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Loan and no event has occurred and is continuing which could reasonably be expected to affect the collectibility of the Transferred Collateral Loan or cause it not to be paid in full. As of each Purchase Date, the Schedule of Collateral Loans delivered on such Purchase Date provides an accurate and complete listing of all the Transferred Collateral Loans as of such Purchase Date and the information contained therein with respect to the identity of the Obligor of such Transferred Collateral Loans and the amounts owing with respect thereto is true and correct in all respects.

(l) Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Facility Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets.

(m) True Sale. Each Transferred Collateral Loan Conveyed hereunder shall have been Conveyed by the Seller to the Purchaser in a “true sale” or “true contribution”.

(n) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and shall be true, complete and correct in all material respects as of the date such information is stated or certified (or, with respect to information of a general economic or general industry nature or information received from an Obligor or other third party not under the direction of the Seller or an Affiliate thereof, is true and correct in all material respects to the knowledge of the Seller), in each case after giving effect to all written updates provided by the Seller.

(o) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(p) Taxes. The Seller has filed or caused to be filed all federal and state income tax and all other material tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on its books in accordance with GAAP); no tax lien has been filed against any of the Transferred Assets.

(q) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(r) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of any Responsible Officer of the Seller, threatened against it, before any Official Body having jurisdiction over it or its properties (i) asserting the invalidity of any of the Facility Documents, (ii) seeking to prevent the making of the Advances or the consummation of any of the transactions contemplated by the Facility Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.

(s) Selection Procedures. In selecting the Transferred Assets and for Affiliates of the Purchaser, no selection procedures were employed which are intended to be adverse to the interests of any Agent or any Lender.

(t) Not an Investment Company. The Seller is not an “investment company”, required to be registered as an “investment company” or a company controlled by an “investment company,” as such term is defined in the Investment Company Act.

(u) Status of BDC. The Seller is (and shall have at all times maintained its status as) a “business development company” under the Investment Company Act.

(v) Payment in Full. The Seller has no knowledge of any fact which leads it to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Facility Documents, (B) the validity or enforceability of this Agreement or any of the Facility Documents, or (C) the Transferred Assets or the interests of the Seller therein.

(w) Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Facility Documents (other than this Agreement) is true and correct in all material respects.

(x) No Collateral Manager Default; Default; Event of Default. No Collateral Manager Default, Default or Event of Default has occurred and is continuing that resulted from any action or inaction of the Seller.

(y) No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Facility Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(z) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions except in accordance with the Credit Agreement.

(aa) Transferred Assets. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Purchase Date.

(bb) Set-Off, etc. As of the applicable Purchase Date, no Transferred Assets included in the Borrowing Base have been compromised, satisfied, rescinded or set-off by the Seller or by the Obligor thereof, and no Transferred Assets included in the Borrowing Base are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Seller or by the Obligor with respect thereto except, in each case, for amendments, extensions and modifications, if any, to such Transferred Assets otherwise permitted or not prohibited under the Facility Documents and in accordance with the Collateral Manager Standard.

(cc) No Fraud. Each Collateral Loan that was originated by the Seller was originated without any fraud or misrepresentation on the part of any party thereto.

(dd) Price of Collateral Loans. The Purchase Price for each Collateral Loan Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Loan as of the time of Conveyance hereunder, as may have changed from the time such Collateral Loan was originally acquired or originated by the Seller.

(ee) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or the other Facility Documents (including, without limitation, the use of the Proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(ff) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Seller’s performance of its obligations under this Agreement or any other Facility Document to which the Seller is a party.

(gg) Allocation of Charges. There is not any agreement or understanding between the Seller and the Purchaser (other than as expressly set forth in the Credit Agreement or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(hh) ERISA Compliance. Neither (i) the Seller nor (ii) any member of its ERISA Group has, or during the past six years had, any liability or obligation with respect to any Plan or Multiemployer Plan. The assets of the Seller are not treated as “plan assets” within the meaning of the Plan Assets Regulations and Collateral is not deemed to be “plan assets” within the meaning of the Plan Assets Regulation. The execution, delivery and performance of this Agreement do not and will not constitute a Prohibited Transaction.

(ii) Collections. The Person acting as agent or administrative agent for the lenders under each of the Transferred Assets have been instructed to forward payments in respect of the Transferred Assets Conveyed by the Seller only to the Collection Account. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to each Transferred Asset Conveyed by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Credit Agreement.

(jj) Ownership of the Purchaser. The Seller owns, directly or indirectly, 100% of the membership interests of the Purchaser, free and clear of any Lien. Such membership interests are validly issued and there are no options or other rights to acquire membership interests of the Purchaser.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all respects on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Credit Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS

SECTION 5.1 Protection of Title of the Purchaser. (a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 and/or UCC-3 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Transferred Assets to be acquired by the Purchaser, with the office of the Secretary of State of Maryland. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in each Transferred Asset acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Custodian and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Conveyances hereunder and the security and/or interest granted in each Transferred Asset, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Facility Document.

(b) On or prior to each Purchase Date hereunder, the Seller shall take all steps necessary under all Applicable Law in order to Convey to the Purchaser the Transferred Assets being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Conveyances of such Transferred Assets from the Seller to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Transferred Assets, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to the Closing Date and each subsequent Purchase Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Transferred Assets being acquired by the Purchaser on such Purchase Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Transferred Assets which have been acquired by the Purchaser hereunder.

(c) The Seller shall direct any agent or administrative agent for any Collateral Loan in a Transferred Assets originated or acquired by the Seller to remit all payments and collections with respect to such Transferred Assets directly to the Collection Account. The Seller will not make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change. The Seller shall direct or cause only funds constituting payments and collections relating to each Transferred Asset to be deposited into the Collection Account. In the event any payments relating to any Transferred Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Proceeds and Principal Proceeds shall be held in trust for the Purchaser or its assignees by the Seller.

(d) At any time after the occurrence and declaration of the Final Maturity Date (other than in connection with a voluntary commitment reduction pursuant to Section 2.06(b) of the Credit Agreement), the Purchaser, the Collateral Agent or the Administrative Agent may direct the Seller to notify the Obligors, at Seller’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in each Transferred Asset under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Transferred Assets be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(e) The Seller shall, not earlier than six months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 7.1 or any other financing statement filed pursuant to this Agreement or in connection with any Conveyance hereunder, unless the Final Maturity Date shall have occurred, file or cause to be filed an appropriate continuation statement with respect to such financing statement and the Purchaser hereby authorizes the Seller to file such continuation statements.

(f) The Seller shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Transferred Assets from the address set forth on Schedule B hereto, or change the jurisdiction of its formation, or (y) subject to Section 8.07 of the Credit Agreement move, or consent to the Custodian moving, the Collateral Loan Documents and Collateral Loan Files from the location required under the Facility Documents, unless the Seller has given written notice to the Purchaser and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in each Transferred Assets, within 30 days following such change.

(g) The Seller shall mark its books and records so that, from and after the time of Conveyance under this Agreement of each Transferred Asset to the Purchaser and the grant of a security interest in such Transferred Assets by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Seller’s books and records that refer to such Transferred Asset shall indicate clearly that such Transferred Asset has been acquired by the Purchaser hereunder.

(h) If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 2.3. The Seller hereby irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its true and lawful attorney-in-fact to act on behalf of the Seller (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Transferred Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Assets as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Transferred Assets. This appointment is coupled with an interest and is irrevocable. The Seller hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. No Person to whom this power of attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Seller as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Seller irrevocably waives any right to commence any suit or action, in law or equity, against any Person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney.

SECTION 5.2 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply in all respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out (A) its business and (B) the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party except, in the case of clause (i), (iii) and (v)(A), where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

(b) Preservation of Purchaser Existence. The Seller will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c) Performance and Compliance with Transferred Assets. The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under each Transferred Asset and all other agreements related to such Transferred Asset.

(d) Cash Management Systems: Deposit of Collections. To the extent the Seller (in its capacity as such) receives any Collections with respect to the Transferred Assets after the Purchase Date, the Seller shall transfer, or cause to be transferred, all such Collections to the Collection Account by the close of business on the second Business Day following the date such Collections are received by the Seller.

(e) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred in accordance with GAAP, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(f) Accounting of Purchases. The Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser including for tax purposes, where appropriate; provided that for U.S. federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for such purposes.

(g) Taxes. The Seller will file on a timely basis all federal and state income tax returns and other material tax returns required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(h) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Facility Documents or with respect to the Transferred Assets other than Permitted Liens. For the avoidance of doubt, this Section 5.2(h) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(i) [Reserved].

(j) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax (as appropriate) or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Loans; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser.

(k) Disregarded Entity Status. The Seller shall cause the Purchaser to be treated as and maintain its status as disregarded entity of a United States person for U.S. federal income tax purposes and shall ensure that neither the Purchaser nor any other Person on its behalf shall make an election for the Purchaser to be treated as an entity other than a disregarded entity of a United States person for U.S. federal income tax purposes.

(l) ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(m) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Loans into the Collection Account.

(n) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 5.05 of the Credit Agreement; provided, that the Seller does not hereby agree to maintain the solvency of the Purchaser.

(o) Proceedings. The Seller shall furnish to the Administrative Agent, promptly and in any event within three (3) Business Days after any Responsible Officer of the Seller receives notice or obtains knowledge thereof, notice of any final judgment, decree or order which would result in an Event of Default under Section 6.01 of the Credit Agreement.

(p) Mergers. The Seller shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that the Seller shall be allowed to consummate any of the foregoing transactions so long as the Seller remains the surviving entity of such transaction and such transaction does not result in a Change of Control. The Seller shall give prior written notice of any merger to the Administrative Agent.

(q) Compliance with Sanctions; Anti-Money Laundering. The Seller shall comply with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws and shall maintain or be subject to policies and procedures reasonably designed to ensure compliance therewith.

(r) Opinion. The Seller shall take all actions necessary to maintain the accuracy of the factual assumptions in all material respects set forth in the Non-Consolidation/True Sale Opinion, except to the extent that any such change in assumptions would not reasonably be expected to result in a reputable and nationally recognized counsel no longer to be able to render such Non-Consolidation/True Sale Opinion.

SECTION 5.3 Negative Covenants of the Seller. From the date hereof until the Final Maturity Date:

(a) Transferred Assets Not to be Evidenced by Instruments. The Seller will take no action to cause any Collateral Loan in a Transferred Asset that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Collateral Loan.

(b) Security Interests. Except as otherwise permitted herein and in the Credit Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Asset Conveyed by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Transferred Asset Conveyed by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent (who will provide each Lender with notice promptly upon receipt thereof) of the existence of any Lien on any Transferred Asset and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Transferred Asset against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Transferred Assets.

(c) [Reserved].

(d) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any Restricted Payment, except that, the Purchaser may make distributions to the Equityholder in accordance with the Credit Agreement.

(e) Accounting of Transfers. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale or contribution of the Collateral Loans to the Purchaser.

(f) [Reserved].

(g) Extension or Amendment of Transferred Asset. The Seller will not, except as otherwise permitted in Section 5.02(s) of the Credit Agreement, extend, amend or otherwise modify, or permit the Collateral Manager to extend, amend or otherwise modify, the terms of any Transferred Asset.

(h) Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or contribute to the Purchaser any funds pursuant to any financial accommodation; provided that the foregoing shall not prohibit the Seller from contributing Collateral Loans to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.

(i) Organizational Documents. The Seller will not cause or permit the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s limited liability company agreement without the prior written consent of the Administrative Agent.

(j) Changes in Payment Instructions to Obligors. The Seller will not make any change, or permit the Purchaser to make any change, in its instructions to Obligors regarding payments to be made with respect to the Transferred Assets to the Collection Account.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Loans.

The Seller agrees that, with respect to any Transferred Collateral Loan that is an Eligible Collateral Loan, in the event of a material breach of any representation or warranty or covenant applicable to such Transferred Asset set forth in Article IV or Article V, in each case as of the trade date with respect thereto (each such Transferred Collateral Loan, a “Warranty Collateral Loan”), no later than 10 Business Days after the earlier of (x) knowledge of such breach on the part of a Responsible Officer of the Seller and (y) receipt by a Responsible Officer of the Seller of written notice thereof given by the Purchaser, the Administrative Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Loan(s) to which such breach relates or (b) substitute for such Warranty Collateral Loan(s) one or more Eligible Collateral Loan with an Assigned Value at least equal to the Repurchase Amount of the Warranty Collateral Loan(s) being replaced; provided that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 10 Business Day period, the representations and warranties in Article IV and the covenants in Article V with respect to such Warranty Collateral Loan shall be made true and correct in all respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been Conveyed to the Purchaser on such day. It is understood and agreed that the obligation of the Seller to purchase such Warranty Collateral Loan or substitute such Warranty Collateral Loan is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Transferred Asset which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

SECTION 6.2 Limitation on Sales to Seller and Affiliates. Except as otherwise expressly permitted under the Credit Agreement (including purchase permitted by Section 10.01 of the Credit Agreement), the Seller and the Purchaser agree that the Seller and any Affiliate of the Seller may repurchase any portion of a Transferred Assets only from the Purchaser in the case of a repurchase or substitution of any Collateral Loan pursuant to Section 6.1.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent to Effectiveness. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) a copy of this Agreement duly executed by each of the parties hereto;

(b) a certificate of a Responsible Officer of the Seller, dated the Closing Date, certifying (i) as to its Constituent Documents, (ii) that each of the representations and warranties made by such Person under the Facility Documents are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iii) that no Default or Event of Default has occurred and is continuing, and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(c) a good standing certificate, dated as of a recent date for the Seller, issued by the Secretary of State of Maryland;

(d) filed, original copies of proper financing statements describing the Transferred Assets, and naming the Seller as the “Debtor/Seller” and the Purchaser as “Secured Party/Buyer”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Transferred Assets;

(e) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Transferred Assets previously granted by the Seller.

(f) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor, together with copies of such financing statements (none of which shall cover any Transferred Assets); and

(g) one or more customary legal opinions of counsel to the Seller.

SECTION 7.2 Conditions Precedent to all Conveyances. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date;

(b) All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct in all material respects as of such Purchase Date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement, the other Facility Documents to which it is a party and the Related Documents with respect to the Transferred Assets;

(d) No Default or Event of Default shall have occurred and be continuing or would result from such Conveyance;

(e) The Final Maturity Date has not yet occurred;

(f) No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Conveyance by the Purchaser in accordance with the provisions hereof.

(g) The Purchaser shall have received a duly executed and completed Purchase Notice that is true, accurate and complete in all material respects as of the related Purchase Date;

(h) The Seller shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Collateral Loan Documents and the Collateral Loan File Checklist of any of the Eligible Collateral Loans related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date; and

(i) The Seller shall have taken all steps necessary under all Applicable Law in order to Conveyance to the Purchaser the Transferred Assets being Conveyed on such Purchase Date and, upon the Conveyance of such Transferred Asset from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Transferred Asset, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens); provided that if such Collateral Loan in the Transferred Asset contains a restriction of transferability, the applicable Underlying Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent.

ARTICLE VIII

[reserved]

ARTICLE IX

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE TRANSFERRED ASSETS

SECTION 9.1 Rights of the Purchaser.

(a) After the occurrence or declaration of the Final Maturity Date, the Seller hereby authorizes the Purchaser, the Collateral Manager, the Collateral Agent, the Administrative Agent, and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Collateral Manager, the Collateral Agent, the Administrative Agent and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets and to enforce or protect the Purchaser’s, the Collateral Agent’s, the Administrative Agent’s and the Lenders’ rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Transferred Assets.

(b) Except as set forth in Section 6.1 with respect to the repurchase or substitution of certain Collateral Loans, the Purchaser shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Seller. The Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Transferred Asset.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with each Transferred Asset and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to this Agreement or the Credit Agreement.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding each Transferred Asset and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

SECTION 9.2 Notice to Collateral Agent and Administrative Agent. (a) The Seller agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder shall be delivered by the Seller to the Collateral Agent and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof).

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 10.2 Limitation on Liability. Except with respect to any claim arising solely out of the willful misconduct or gross negligence of a Lender, the Collateral Agent, the Administrative Agent or any other Secured Party, no claim may be made by the Seller or any other Person against any Lender, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 10.3 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(ii) consents that any such action or proceeding may be brought in any court described in Section 10.3(b)(i) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.4 or at such other address as may be permitted thereunder;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

SECTION 10.4 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a) in the case of the Purchaser:

SARATOGA INVESTMENT FUNDING II LLC
535 Madison Avenue, 4th Floor

New York, NY 10022

Attention: Henri Steenkamp and Christine Ramdihal
Telephone: 212-906-7322 and 212-906-7846

Email:	hsteenkamp@saratogapartners.com and
cramdihal@saratogapartners.com

in the case of the Seller:

SARATOGA INVESTMENT CORP.
535 Madison Avenue, 4th Floor

New York, NY 10022

Attention: Henri Steenkamp and Christine Ramdihal
Telephone: 212-906-7322 and 212-906-7846

Email:	hsteenkamp@saratogapartners.com and
cramdihal@saratogapartners.com

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 10.5 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.6 Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

(b) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments, in each case, reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Facility Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Loans for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(c) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(d) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 10.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 10.8 Costs, Expenses and Taxes.

(a) without duplication of any indemnification payments or reimbursement payments made by the Seller or the Purchaser (pursuant to Section 12.04 of the Credit Agreement or otherwise), the Seller agrees to pay on demand all reasonable, invoiced out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all invoiced out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other similar Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

(c) The Seller shall pay on demand all other reasonable, invoiced out-of-pocket costs and expenses incurred by the Purchaser or, to the extent not paid by the Purchaser, its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

SECTION 10.9 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by email or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

SECTION 10.10 Binding Effect; Assignability; Third-Party Beneficiaries. (a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be third-party beneficiaries of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.10 or with the prior written consent of the Administrative Agent. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

SECTION 10.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Facility Documents.

SECTION 10.12 Non-Petition. The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Purchaser any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the Payment in Full of all outstanding Obligations and the termination of all Commitments. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Transferred Assets and rights and interests in the Facility Documents and rights incidental thereto, (ii) the Purchaser shall, immediately upon Conveyance hereunder, grant a security interest in the Transferred Assets to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Credit Agreement, and (iii) Collections generated by the Transferred Assets will be applied to payment of the Purchaser’s obligations under the Credit Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

The provisions of this Section 10.12 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Credit Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 10.13 Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set–off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

SECTION 10.14 Subordination. The Seller hereby agrees that the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to the Lenders, the Collateral Agent, the Custodian, the Administrative Agent or any other Secured Party under the Credit Agreement.

SECTION 10.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Loan Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

SARATOGA INVESTMENT CORP., as Seller

By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary

SARATOGA INVESTMENT FUNDING II LLC, as Purchaser

By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial and Compliance Officer